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                           [HRI Logo]                              EXHIBIT 99.2


                NEWS RELEASE
                Contact:   Douglas R. Sharps
                           Chief Financial Officer
                           (502) 454-1365

                   BANKS APPROVE HCRI STOCK REPURCHASE PROGRAM

         LOUISVILLE, Ky.--(BW HealthWire)--March 15, 1999--Healthcare Recoveries, Inc. (NASDAQ: HCRI) today announced that its senior lenders had consented to the Company's stock repurchase program. HCRI may initiate purchases under the repurchase program after Wednesday, March 24, 1999.

HCRI announced the stock repurchase program on Monday, March 15, 1999. Under the program, the Company may repurchase up to $10 million of HCRI common stock in the open market, from time to time, at prices per share deemed favorable by it. Implementation of the program was subject to senior lender approval.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding HCRI's ability to successfully implement the stock repurchase program. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements are set forth in the Safe Harbor Compliance Statement for Forward-Looking Statements included as Exhibit 99.1 to HCRI's Form 10-Q for the period ending September 30, 1999, and are hereby incorporated herein by reference.

HCRI is a leading provider of health insurance subrogation and related recovery services for private healthcare payors.

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             * HEALTHCARE RECOVERIES, INC. * 1400 Watterson Tower *
                          Louisville, Kentucky 40218 *
                        * 502/454-1340 * www.hcrec.com *